UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2025

RITHM PROPERTY TRUST INC.

(Exact name of registrant as specified in charter)

Maryland	001-36844	46-5211870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

799 Broadway

New York, NY 10003

(Address of principal executive offices)

Registrant’s telephone number, including area code:

212-850-7770

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RPT	New York Stock Exchange
9.875% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RPT PRC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), held June 2, 2025, the stockholders of Rithm Property Trust Inc. (the “Company”) voted on the matters described below.

1.	The Company’s stockholders elected four (4) Directors to serve until the 2026 annual meeting of stockholders and until their successors are elected and duly qualified. The numbers of shares that voted for the election of such director, withheld voting for such director, and represented broker non-votes with respect to this proposal are summarized in the table below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Paul Friedman	26,968,689	843,071	7,563,157
Mary Haggerty	15,050,822	12,760,938	7,563,157
Daniel Hoffman	14,561,271	13,250,489	7,563,157
Michael Nierenberg	26,769,483	1,042,277	7,563,157

2.	The Company’s stockholders approved the issuance of up to 7,700,000 shares of Common Stock to RCM GA Manager LLC (the Manager) as payment of fees under the Management Agreement. The numbers of shares that voted for, against, abstained from voting, and represented broker non-votes with respect to this proposal are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,604,323	1,184,920	22,516	7,563,157

3.	The Company’s stockholders ratified the appointment of Ernst & Young LLP to serve as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025. The numbers of shares that voted for, against and abstained from voting for or against the ratification of the selection of Ernst & Young LLP are summarized in the table below.

Votes For	Votes Against	Abstentions
34,789,101	113,245	472,570

4.	The Company’s stockholders approved (on a non-binding advisory basis) the compensation of the Company’s named executive officers as described in the Company’s Proxy Statement. The numbers of shares that voted for, against, abstained from voting, and represented broker non-votes with respect to this proposal are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,301,474	12,091,446	418,839	7,563,157

5.	The Company’s stockholders approved (on a non-binding advisory basis) the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers. The numbers of shares that voted for one year, for two years, for three years, abstained from voting and represented broker non-votes with respect to this proposal are summarized in the table below.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
27,604,268	35,451	98,655	73,385	7,563,157

Consistent with the recommendation of the Board of Directors of the Company (the “Board”) and in light of the Company’s stockholder vote on this proposal, the Board has determined that the Company will hold an advisory vote on executive compensation on an annual basis.

No other matters were considered and voted on by the Company’s stockholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RITHM PROPERTY TRUST INC.

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

Dated: June 2, 2025